THE PEP BOYS - MANNY, MOE & JACK

                             PENSION PLAN
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                        TABLE OF CONTENTS



SECTION                                                      PAGE

INTRODUCTION                                                    1

DEFINITIONS                                                     3

    2.1   Definitions                                           3
    2.2   Construction                                         18

PARTICIPATION AND SERVICE                                      19

    3.1   Eligibility to Participate                           19
    3.2   Cessation of Participation                           19
    3.3   Changes in Status and Transfers to Affiliates        20
    3.4   Reemployment                                         21

PLAN BENEFITS                                                  22

    4.1   Normal Retirement                                    22
    4.2   Deferred Retirement                                  23
    4.3   Early Retirement                                     24
    4.4   Disability Benefit                                   24
    4.5   Termination Benefit                                  24
    4.6   Form of Payments                                     25
    4.7   Death Prior to the Annuity Starting Date             29
    4.8   Form of Pension Payments                             30
    4.9   Restrictions and Limitations on Distributions        30
    4.10  Restrictions on Death Distributions                  31
    4.11  Cash-Out of Small Benefits                           32
    4.12  Rollovers from the Plan                              33
    4.13  Payment to an Alternate Payee                        33

VESTING                                                        34

    5.1   Vesting Schedule                                     34
    5.2   Forfeitures                                          34
    5.3   Reemployment                                         34

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FUNDING                                                        36

    6.1   Contributions by Employer                            36
    6.2   Insurance                                            36
    6.3   Investment Policies                                  36

AMENDMENT AND TERMINATION                                      38

    7.1   Amendments Generally                                 38
    7.2   Amendments to Vesting Schedule                       38
    7.3   Termination, Discontinuance of Contributions or
          Curtailment                                          39
    7.4   Distributions on Termination                         39
    7.5   Action by Company                                    39

ADMINISTRATION                                                 40

    8.1   Duties and Responsibilities of Fiduciaries;
          Allocation of Responsibility Among Fiduciaries for
          Plan and Fund Administration                         40
    8.2   Allocation of Duties and Responsibilities            41
    8.3   Expenses                                             41
    8.4   Claims Procedure                                     41
    8.5   Records and Reports                                  43
    8.6   Other Powers and Duties                              44
    8.7   Rules and Decisions                                  45
    8.8   Authorization of Benefit Payments                    45
    8.9   Application and Forms for Benefits                   45
    8.10  Facility of Payment                                  45
    8.11  Indemnification                                      46
    8.12  Resignation or Removal of the Administrative Committee
                                                               46

LIMITATIONS ON CONTRIBUTIONS AND BENEFITS                      48

    9.1   Determination by Internal Revenue Service            48
    9.2   Conditional Contributions                            48
    9.3   Twenty-Five HCE Limitation                           48
    9.4   General Limitation on Benefits                       49
    9.5   Suspension of Benefits on Reemployment               49

MERGER, TRANSFER OR CONSOLIDATION OF PLANS                     52

    10.1  Plan Assets                                          52

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MISCELLANEOUS                                                  53

    11.1  Mandatory Commencement of Benefits                   53
    11.2  Nonguarantee of Employment                           53
    11.3  Rights to Fund Assets                                53
    11.4  Nonalienation of Benefits                            54
    11.5  Inability to Locate Payee                            54
    11.6  Applicable Law                                       54

DETERMINATION OF TOP-HEAVY STATUS                              55

    12.1  General                                              55
    12.2  Top-Heavy Plan                                       55
    12.3  Super Top-Heavy Plan                                 56
    12.4  Cumulative Accrued Benefits and Cumulative Accounts  56
    12.5  Definitions                                          56
    12.6  Minimum Annual Retirement Benefit                    57
    12.7  Vesting                                              58
    12.8  Defined Benefit and Defined Contribution Plans       59

ERISA TRANSITION PROVISIONS                                    60

    13.1  Scope and Purpose                                    60
    13.2  Calculation of Benefit                               60
    13.3  Form of Payment of Normal, Late, Early and Disability
Benefit                                                        60
    13.4  Payment of Vested Benefits                           62
    13.5  Death Benefits                                       63
    13.6  Transfer of Benefit                                  64
    13.7  Actuarial Equivalency                                66














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          THE PEP BOYS - MANNY, MOE & JACK PENSION PLAN

                          INTRODUCTION

  THE PEP BOYS - MANNY, MOE & JACK Pension Plan (the "Plan") is established and maintained in accordance with the terms of this instrument. The assets of this Plan are held by the Trustee in accordance with the terms of the Trust Agreement, which is considered to be an integral part of this Plan. Except as provided herein or in the Trust Agreement, the Trustee has the exclusive authority to manage and control the assets of this Plan. Except as otherwise noted herein, this amended and restated version of the Plan applies to those Participants who are credited with an Hour of Service with the Employer on or after January 1, 1989.

  The Plan is further amended effective January 1, 1989 to comply with the Tax Reform Act of 1986, as amended, ("TRA 86") except for those provisions that became effective in years prior to 1989 as described below, or as specifically noted in the Plan.


  (1) Titles XI and XVIII of TRA '86;
  (2) Subtitle C of Title IX of OBRA '86;
  (3) Optional Form of Benefit Regulations;
  (4) Temporary regulations under section 414(q) and (s);
  (5) Proposed regulations under sections 401(a)(9);
  (6) Notice 87-20, regarding amendments to sections
      411(a)(11)(B) and 417(e)(3) of the Code made by section
      1139 of TRA '86; and
  (7) Notice 87-21, regarding changes to section 415 of the Code made by TRA '86;

   The rights of those individuals (or their beneficiaries) who terminated employment prior to January 1, 1989, in and to their benefits payable from the Plan, are governed by the terms and conditions of the Plan in effect prior to such date.

                           ARTICLE II
                           DEFINITIONS

  2.1 DEFINITIONS. When used in this Plan, the following initially capitalized words and phrases shall have the meanings indicated herein:

  ACCRUED ANNUAL PENSION means as of any applicable date, the pension determined in accordance with the provisions of Section
4.1 that the Participant would be entitled to receive commencing on his Normal Retirement Date based on his Compensation and Years of Credited Service through the applicable date. An Accrued
Annual Pension to which a Former Participant is entitled shall not be increased or decreased by reason of any amendments to the Plan adopted on or after the date he ceased to be a Participant or the date of his Termination.
  ACTUARIAL EQUIVALENT(CE) OR ACTUARIALLY EQUIVALENT means a benefit of equivalent current value to the benefit which would otherwise have been provided on the basis of the following assumptions and determined as of the applicable Annuity Starting
Date:
  For lump sum distributions, the UP-1984 Table of Mortality and the immediate or deferred interest rate, as applicable, used by the Pension Benefit Guaranty Corporation (in effect on January 1 of the Plan Year in which the distribution occurs) for valuing benefits in pay status for plans terminating at the same time, shall be used. The Actuarial Equivalent value of a lump sum distribution that is payable to a Former Participant prior to Early Retirement Date, shall be the Actuarial Equivalent value of the benefit determined as of Normal Retirement Date (using the applicable PBGC rate). For conversions under Section 4.6(b), for optional forms paid according to Section 4.6(e), early retirement under Section 4.3, conversions with respect to annuity payments made pursuant to qualified domestic relations orders and adjustments under Section 9.4, the UP-1984 Table of Mortality at 7 1/2 percent interest, shall be used. For purposes of establishing present value for Top-Heavy determinations, interest at 7 1/2% shall be used and the UP-1984 Table of Mortality.
  ACTUARY means an enrolled actuary qualifying as such in accordance with Title III of ERISA or any firm or entity employing such enrolled actuaries.
  ADMINISTRATIVE COMMITTEE means the individual or group of individuals appointed to manage the administration of this Plan.
  AFFILIATE means any employer which has not adopted this Plan and is not a Participating Employer, but which is included as a member with the Employer in a controlled group of corporations, or which is a trade or business (whether or not incorporated) included with the Employer in a brother-sister group or combined group of trades or businesses under common control or which is a member of an affiliated service group in which the Employer is a member, determined in each instance in accordance with the appropriate sections of the Code.
  ANNUITY STARTING DATE means the first day on which benefits are payable as an annuity or in the case of benefits not payable as an annuity, the first day on which all events have occurred which entitle the Participant or Former Participant to the benefits.
  BENEFICIARY means the individual or entity designated to receive any death benefits payable under the Plan.
  Anything herein to the contrary notwithstanding, in the case of a married Participant or Former Participant, no Beneficiary designation which designates a Beneficiary other than the Participant's Spouse shall be effective unless such designation constitutes a valid waiver of the qualified joint and survivor annuity. In the event that the Participant failed to designate a Beneficiary or is predeceased by all designated primary and contingent Beneficiaries, death benefits under this Plan shall be payable to the following classes of recipients, each class to take to the exclusion of all subsequent classes, and all members of each class to share equally:

  (1) Surviving Spouse;
  (2) lineal descendants (including adopted children and step-children), by right of representation;
  (3) surviving parents;
  (4) surviving brothers and sisters;
  (5) Participant's estate.

  BOARD OF DIRECTORS means the board of directors of the Company.

  BREAK IN SERVICE OR ONE-YEAR BREAK IN SERVICE means a Plan
Year during which an individual is not credited with more than 500 Hours of Service. An Eligible Employee will not be deemed to have incurred a Break in Service if he is absent from employment by reason of (1) pregnancy of the Eligible Employee, (2) birth of a child of the Eligible Employee, (3) placement of a child in connection with the adoption of the child by an individual, or
(4) caring for the child during the period immediately following the birth or placement for adoption. During the period of absence the Eligible Employee shall be credited with the number of hours that would be generally credited but for such absence or if the general number of work hours is unknown, eight Hours of Service for each normal workday during the leave (whether or not approved). These hours shall be credited to the Plan Year in which the leave of absence commences if crediting of such hours is required to prevent the occurrence of a Break in Service in such computation period, and in other cases in the immediately following Plan Year. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

  CODE OR IRC means the Internal Revenue Code of 1986, as amended, and includes any regulations issued thereunder.

  COMPANY means the PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation.

  COMPENSATION means, effective with respect to any Participant who is credited with an Hour of Service on or after January 1, 1993, for any Plan Year, total income reported to the Participant as wages for the Employee on Box 1 of Form W-2 (Box 10 prior to 1993) less any expense reimbursements and taxable fringe benefits, including any amounts that the Participant has authorized the Employer to make on his behalf to a 401(k) plan as elective deferrals or to a cafeteria plan under Section 125 of the Code.

  Effective January 1, 1989, with respect to Participants who Terminated employment on or after that date, Compensation shall be limited to the amount permitted under the applicable limitation of Section 401(a)(17) of the Code, as amended, in effect for any Plan Year (adjusted each year to reflect such higher amount as may be permitted each year under the Code). Notwithstanding the foregoing, in applying the limits imposed by
Section 401(a)(17) for Plan Years beginning on or after January 1, 1989 and ending on or before January 1, 1994, with respect to Participants who Terminated employment on or after January 1, 1989, Compensation up to $235,840 may be taken into account for each Plan Year. Effective January 1, 1994, Compensation shall be limited to $150,000 (adjusted each year to reflect such higher amount as may be permitted each year under the Code).

  In determining the Compensation of a Participant who is a five percent owner or Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Compensation during the Plan Year, (the "limited individuals"), then with respect to any individuals in such Participant's family,

  (i) such individual shall not be considered to be a separate
      Participant, and
  (ii) any Compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid (or on behalf of) to the five percent owner or Highly
        Compensated Employee.

  The term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who might have not attained age 19 before the last day of the Plan
Year.

  The term "family unit" shall include the limited individuals and family.

  The maximum amount of Compensation permitted to be taken into account under Section 401(a)(17) of the Code for any Plan Year, shall be allocated among the members of the family unit in proportion to each member's Compensation for the Plan Year.

  DIRECT ROLLOVER means a payment by the Plan to the Eligible
Retirement Plan specified by the Distributee.
  DISABILITY means a medically determinable physical or mental impairment of a permanent nature which prevents a Participant from performing his customary employment duties without endangering his health.

  DISTRIBUTEE means a Participant or Former Participant. In addition, the Participant's or Former Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

  EARLY RETIREMENT AGE means the date on which a Participant has attained age 55 and completed five Years of Credited Service.

  EARLY RETIREMENT DATE means the first day of any month following attainment of his Early Retirement Age.

  EFFECTIVE DATE of this amended and restated Plan means January
1, 1989, except as otherwise provided in the Plan. The original effective date of the Plan is December 15, 1942.

  ELIGIBLE EMPLOYEE means any individual employed by the Employer. Eligible Employee shall not include any individual who qualifies as a Leased Employee and any individual whose terms and conditions of employment are covered by a collective bargaining agreement that does not provide for participation in the Plan.

  Notwithstanding the foregoing, (i) any individual initially hired or rehired by the Employer or an Affiliate on or after February 2, 1992, shall not be deemed to be an Eligible Employee and shall not be eligible to participate or resume participation in the Plan; and (ii) any individual whose employment status as of February 1, 1992, is covered by a collective bargaining agreement that does not provide for participation in the Plan and whose employment status changes on or after February 2, 1992 so that he (A) is no longer covered by a collective bargaining agreement that does not provide for participation in the Plan, and (B) would otherwise be eligible to participate in the Plan, shall not be deemed to be an Eligible Employee and shall not be eligible to participate in the Plan.

  ELIGIBLE RETIREMENT PLAN means: (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code; (iii) an annuity plan described in Section 403(a) of the Code; or (iv) a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

  ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any portion of the balance to the credit of the Distributee, but does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) and any other distribution that does not qualify as an Eligible Rollover Distribution, as defined in
Section 401(a)(31)(C) of the Code.

  EMPLOYEE means any individual employed in a common law employment arrangement with the Employer. A Leased Employee shall be deemed to be an Employee.

  EMPLOYER means the Company and any Participating Employer, which with the approval of the Board of Directors, has adopted this Plan.

  ENTRY DATE means January 1 and July 1 of each Plan Year.

  ERISA means the Employee Retirement Income Security Act of
1974, as amended, and includes any regulations issued thereunder.

  FINAL AVERAGE COMPENSATION means the average monthly Compensation for the five consecutive Plan Years, out of the last ten Plan Years that a Participant completes, coincident with or prior to the date of determination (or actual period of employment if shorter than five years) in which a Participant was employed by the Employer for which such average is the highest.

  FORMER PARTICIPANT means any Eligible Employee, who was a Participant in the Plan and with respect to whom a benefit remains payable from the Plan.

  FUND means the trust or account consisting of the assets of the Plan.

  HIGHLY COMPENSATED EMPLOYEE means:
  (a) employees who were five percent owners, as defined in
      section 416(i)(1)(iii) of the Code, at any time during the determination year or the look-back year;
  (b) Employees with Compensation greater than $75,000 (as adjusted at the same time and in the same manner as
      Section 415(d) of the Code) during the look-back year;
  (c) Employees with Compensation greater than $50,000 (as adjusted at the same time and in the same manner as
      Section 415(d) of the Code) during the look-back year and who are in the top-paid group for the look-back year;
  (d) Employees who are officers during the look-back year and who have compensation in the look-back year greater than 150% of the contribution limit in Section 415(c) of the Code; and
  (e) Employees who are both described in paragraph (b), (c), or
      (d) above when these paragraphs are modified to substitute the determination year for the look-back year and one of the 100 Employees who receive the highest compensation from the Employer during the determination year.

      (1) The top-paid group shall consist of the top 20% of active Employees, ranked on the basis of compensation received from the Employer during the year excluding Employees with less than 6 months of service, part-time Employees (less than 17 1/2 hours per week or less than 6 months a year), Employees who are not yet age 21 and nonresident aliens. These Employees shall not be excluded for purposes of identifying the particular Employees in the top-paid group. If the Plan being tested covers only non-collective bargaining Employees, and collective bargaining Employees constitute 90 percent or more of the Employer's Employees, then such collective bargaining Employees shall be excluded both from the total number of active Employees and the identification of particular Employees in the top-paid group.
The top-paid group shall not include Employees who perform no service during the year.
      (2) For purposes of determining whether an Employee is highly compensated, the determination year is the Plan Year for which the determination is being made. The look-back year shall be the preceding Plan Year. Notwithstanding the foregoing, the Administrative Committee shall have the authority to make the look-back year be the calendar year ending with or within the current Plan Year of determination. If the Administrative Committee makes this election, it shall be deemed to apply to all plans of the Employer and Affiliates.
      (3) The number of officers shall be limited to the lesser of (a) 50, or (b) the greater of 3 or 10 percent of all Employees. If the Employer does not have at least one officer whose compensation is in excess of 150% of the limit in Section 415(c) of the Code, then the highest paid officer of the Employer shall be treated as a Highly Compensated Employee.
      (4) For purposes of defining Highly Compensated Employee, compensation means any permissible definition of compensation as defined in Section 415(c)(3) of the Code, including elective contributions. The dollar limits are those for the calendar year in which the determination or look-back year begins.
      (5) The Plan shall take into account Employees of all employers aggregated under Sections 414(b), (c), (m) and (o) of the Code, in determining who is highly compensated. Also, for this purpose, the term "Employee" shall include Leased Employees.

      HOURS OF SERVICE means:

      (a) PERFORMANCE OF DUTIES. The actual hours for which an Eligible Employee is paid or entitled to be paid for the performance of duties by the Employer;
      (b) NONWORKING PAID TIME. Each hour for which an Eligible Employee is paid or entitled to be paid by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Eligible Employee on account of any single continuous period during which he performed no duties; and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' or unemployment compensation or for payments which solely reimburse an Eligible Employee for medical or medically related expenses incurred by the Eligible Employee;

      (c) BACK PAY. Each hour for which pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, Hours of Service credited under paragraphs (a) and (b) above shall not be recredited by operation of this paragraph;

      (d) EQUIVALENCIES. The Administrative Committee shall have the authority to adopt any of the following equivalency methods for counting Hours of Service that are permissible under regulations issued by the Department of Labor: (1) Working Time;
(2) Periods of Employment or (3) Earnings.

  The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Administrative Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective.

      (e) MISCELLANEOUS. Unless the Administrative Committee directs otherwise the methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years set forth in Regulations Sec. 2530.200b-2(b) and (c) promulgated by the Secretary of Labor, shall be used hereunder and are incorporated by reference into the Plan.

  Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Employer while on such leave shall be credited with Hours of Service as required by Section 9 of the Military Selective
Service Act.

  Notwithstanding any other provision of this Plan to the contrary, an Eligible Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

  INVESTMENT MANAGER means an investment adviser, bank or insurance company which meets the requirements of Section 3(38) of ERISA.
  LEASED EMPLOYEE means any person who is not an Employee of the Employer and who provides services to the Employer if:

      (a) such services are provided pursuant to an agreement between the Employer and any leasing organization;
      (b) such person has performed such services for the Employer (or for the Employer and Affiliates) on a substantially full-time basis for a period of at least one year; and
      (c) such services are of a type historically performed in the business field of the Employer by Employees.

  Notwithstanding the foregoing, a person shall not be deemed to be a Leased Employee if he is covered by a plan maintained by the leasing organization and Leased Employees (as determined without regard to this paragraph) do not comprise more than 20% of the Employer's nonhighly compensated workforce. Such plan must be a money purchase pension plan providing for nonintegrated employer contributions of ten percent of compensation and also providing for immediate participation and vesting.

  LIMITATION YEAR means the Plan Year.

  NORMAL ANNUAL PENSION means the lifetime annual pension determined in accordance with the provisions of Section 4.1.

  NORMAL RETIREMENT AGE means the Participant's 65th birthday.

  NORMAL RETIREMENT DATE means the first day of the month coincident with or next following Normal Retirement Age.

  PARTICIPANT means an Eligible Employee participating in the Plan in accordance with the provisions of Article III.

  PARTICIPATING EMPLOYER means any direct or indirect subsidiary of the Company or any other entity designated by the Board of Directors, which has adopted this Plan with the approval of the Company. Participating Employers shall be limited to those direct or indirect subsidiaries of the Company that would be Affiliates except for the fact that they have adopted the Plan.

  PLAN means THE PEP BOYS - MANNY, MOE & JACK Pension Plan, as herein set forth and as it may be amended hereafter. This Plan also includes the PEP BOYS - MANNY, MOE & JACK of California Pension Plan, the assets and liabilities of which were merged with and into this Plan, effective as of December 31, 1987.

  PLAN YEAR means the period from January 1 through December 31 of each year.

  SPOUSE (SURVIVING SPOUSE) means the spouse or surviving spouse of the Participant or Former Participant; provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

  TERMINATED (OR TERMINATION) means a termination of employment with the Employer or with an Affiliate for any reason other than a transfer of employment from the Employer to an Affiliate or from an Affiliate to another Affiliate.

  TRUST AGREEMENT means the agreements forming a part of the Plan pursuant to which the assets of the Plan are held and managed by the Trustee.

  TRUSTEE means the trustee or trustees named in the Trust
Agreement, or any successor thereto.

  YEARS OF CREDITED SERVICE means the periods of employment taken into account in determining a Participant's Accrued Annual Pension or Normal Annual Pension under this Plan. A Participant shall be credited with a Year of Credited Service for each Plan Year in which he has completed 1,000 Hours of Service with the Employer.

  A Participant shall be credited with a partial Year of Credited Service, to the completed month, for the portion of a Plan Year during which he was not a Participant for the entire Plan Year, provided that the number of Hours completed by the Participant during such portion of a Plan Year equal or exceed the product of (i) 83.33 and (ii) the number of full months the Participant was actually a Plan Participant in such Plan Year.

  A Participant who was employed by the Employer between December 15, 1978 and December 31, 1978, shall be credited with
.04167 of a Year of Credited Service for such period.

  A Participant shall not earn Years of Credited Service prior to the Entry Date on which he first became a Participant except that any Participant who was employed on December 14, 1976, shall earn Years of Credited Service for his pre-participation eligibility waiting period to the extent that such service would have been credited as Years of Credited Service, if the eligibility requirements in effect on December 15, 1976 had been in effect when such Participant's employment commenced with the Employer.

  YEAR OF SERVICE means:

      (a) when applied to eligibility provisions, (i) the 12-month period commencing on an individual's date of employment with the Employer in which he is credited with 1,000 or more Hours of Service, and (ii) thereafter, the Plan Year which includes the first anniversary of the Eligible Employee's initial date of employment and successive anniversaries of such Plan Year, in which he is credited with 1,000 or more Hours of Service; and (b) when applied to vesting provisions, each Plan Year in which an Eligible Employee is credited with 1,000 Hours of Service.

      An Employee who was credited with 1,000 Hours of Service in the 12 consecutive month period beginning (i) December 15, 1977 and ending on December 14, 1978; and (ii) beginning January 1, 1978 and ending December 31, 1978, shall earn a Year of Service for such additional time periods.

      Years of Service completed prior to December 15, 1976 shall be disregarded if such service would have been disregarded under the break in service rules then in effect.

      For purposes of determining an Eligible Employee's eligibility to participate in the Plan pursuant to Section 3.1 and vesting pursuant to Section 5.1, Years of Service shall include an Eligible Employee's Years of Service (i) as a Leased Employee of the Employer or an Affiliate (after the employer became an Affiliate) and not described in Section 414(n)(5) or
(ii) as an Employee of the Employer or an Affiliate (after the employer became an Affiliate) covered by the terms of a collective bargaining agreement that does not provide for participation in this Plan, (iii) while a common law Employee of the Employer who is not deemed to be an Eligible Employee or as a common law Employee of an Affiliate, or (iv) while an Employee of a predecessor organization of the Employer in any case where the Employer maintains the plan of such predecessor organization.

  2.2 CONSTRUCTION. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Titles of sections are inserted for convenience and shall not affect the meaning or construction of the Plan.
                           ARTICLE III
                    PARTICIPATION AND SERVICE

  3.1 ELIGIBILITY TO PARTICIPATE. Each Eligible Employee who was a Participant in the Plan on December 31, 1988 shall continue as a Participant on January 1, 1989 if he is still employed on that date. Each other Eligible Employee shall commence participation in the Plan on the Entry Date coincident with or next following attainment of age 21 and completion of one Year of Service.

  Any individual hired or rehired by the Employer or an Affiliate on or after February 2, 1992, shall not be eligible to commence or resume participation in the Plan. Notwithstanding any provision of this Plan to the contrary, any individual whose employment status as of February 1, 1992, is covered by the terms of a collective bargaining agreement that does not provide for participation in the Plan and whose employment status changes on or after February 2, 1992 so that he is no longer covered by a collective bargaining agreement that does not provide for participation in the Plan, shall not be eligible to participate in the Plan.

  3.2 CESSATION OF PARTICIPATION. An Eligible Employee shall cease to be a Participant upon the earliest of: (a) the date on which he retires under the retirement provisions of the Plan; (b) the date on which he ceases to satisfy the eligibility requirements of Section 3.1; or (iii) the date on which his employment Terminates for any reason including death, or Disability.

  3.3 CHANGES IN STATUS AND TRANSFERS TO AFFILIATES.

  (a) An Employee who transfers from an Affiliate to the Employer and becomes an Eligible Employee or an Employee of the Employer who becomes an Eligible Employee shall be eligible to participate in the Plan on the date as of which he has satisfied the eligibility requirements of Section 3.1. He shall commence participation in the Plan on the later of his transfer or change in status or the Entry Date next following the date he has satisfied the eligibility requirements of Section 3.1.
  (b) A Participant's status as such under the Plan shall be changed, as provided below, upon and after the occurrence of:
      (1) In the case of a Participant whose employment was not covered by a collective bargaining agreement at the time the Participant became such, the date as of which the Participant's employment becomes covered by a collective bargaining agreement that excludes such individual from participation in this Plan;
      (2) The date as of which a Participant becomes a Leased
Employee; or
      (3) The date as of which a Participant is transferred to or hired by an Affiliate.
  (c) The Participant's status under the Plan upon and after the occurrence of one of the above events shall be modified as follows:
      (1) The Participant's Accrued Annual Pension shall not be increased or decreased thereafter by reason of the Participant's continued employment with the Employer or with an Affiliate or by reason of any increases or decreases in Compensation after such date; and
      (2) The Participant will remain eligible for the benefits provided by Article IV, if at the time his employment with the Employer or an Affiliate ceases, he has satisfied the age, service and other requirements of this Plan for such benefits.
      (3) The Participant will continue to be credited with additional Years of Service if he continues to be employed by the Employer or an Affiliate except as otherwise provided for under the Plan.

  3.4 REEMPLOYMENT. A Participant who Terminated employment with the Employer and is reemployed by the Employer shall again be eligible to become a Participant on the date he again performs an Hour of Service for the Employer. A former Eligible Employee who is reemployed by the Employer prior to incurring five consecutive one year Breaks in Service, shall become eligible to become a Participant on the Entry Date he has satisfied the age and service requirements of Section 3.1 or the date he is reemployed by the Employer, if later. A former Eligible Employee who is reemployed after incurring five consecutive one year Breaks in Service shall be treated as a new Eligible Employee and must meet the requirements of Section 3.1 for purposes of eligibility to participate.

                           ARTICLE IV
                          PLAN BENEFITS

  4.1 NORMAL RETIREMENT.  A Participant may retire on his Normal
Retirement Date.

  Each Participant who retires on his Normal Retirement Date, and who has not received benefits, under other provisions of the Plan, shall be entitled to receive the greater of a Normal Annual Pension or an Accrued Annual Pension determined as of any previous date on which the Participant was eligible for early retirement pursuant to Section 4.3. Any Former Participant whose rights and interests in the Plan are vested, and who has not received benefits under other provisions of the Plan, shall be entitled to receive an Accrued Annual Pension commencing on his Normal Retirement Date and continuing during his lifetime.

  The Plan may suspend the benefits of a Participant who continues in the service of the Employer after Normal Retirement Date, provided that if such Participant is an Eligible Employee, such Eligible Employee receives payment from the Employer for 80 Hours of Service during a calendar month. Any Participant whose Normal Annual Pension is suspended shall be notified in writing by personal delivery or first class mail during the first month or payroll period for which payment of benefits is suspended.

  The Normal Annual Pension payable to each Participant or
Former Participant shall be equal to .008 of the Participant's
Final Average Compensation, multiplied by his Years of Credited
Service, multiplied by 12.

  Notwithstanding the foregoing, in no event shall (i) a Participant's monthly benefit hereunder exceed $1,666.67; nor
(ii) a Participant's monthly benefit hereunder be less than his Accrued Annual Pension as of December 31, 1988, (with Final Average Compensation and Years of Credited Service determined as of such date) without the limitations on Compensation that became effective on January 1, 1989.

  In addition, the monthly benefit payable to any Participant who is employed by the Employer on or after January 1, 1994 shall not be less than his Accrued Annual Pension determined as of December 31, 1993, (with Final Average Compensation and Years of Credited Service determined as of such date) based on the limitations on Compensation that were in effect under Section 401(a)(17) of the Code prior to January 1, 1994.

  A Participant or Former Participant to whom Article XIII of the Plan relates, shall receive the greater of the benefit described in this Section 4.1 or the benefit set forth in Section
13.2.

  4.2 DEFERRED RETIREMENT. A Participant who continues in employment beyond his Normal Retirement Date may retire on the first day of any succeeding calendar month that coincides with or next follows the month in which his actual retirement occurs. A Participant's deferred retirement benefit shall be determined either under (a) or (b), whichever produces the greater benefit:
      (a) by continuing to apply the formula set forth in
Section 4.1 to his Compensation and Years of Credited Service after his Normal Retirement Date; or
      (b) by using the increased Actuarial Equivalent of the Participant's benefit which he had accrued under the terms of the Plan as of his Normal Retirement Date.

  4.3 EARLY RETIREMENT. By written notice delivered to the Administrative Committee before the date his pension is to commence, effective January 1, 1989, a Participant who has attained Early Retirement Date and whose employment Terminates on or after January 1, 1989, may elect to receive an early retirement pension after Termination. In such event he shall be entitled to either:
      (a) A deferred pension commencing at his Normal Retirement Date equal to the Accrued Annual Pension determined on the basis of his Compensation and Years of Credited Service to the date of his early retirement hereunder; or
      (b) A pension commencing as of the first day of any month coincident with or next following his Early Retirement Date which is equal to the Actuarial Equivalent of the benefit calculated under Section 4.1 payable at the Participant's Normal Retirement Date.

  4.4 DISABILITY BENEFIT. A Participant who becomes Disabled shall be eligible to receive a pension commencing at his Normal Retirement Date in an amount equal to his Accrued Annual Pension, determined as of his Disability Date. In lieu of the foregoing, a Participant may elect to receive his Accrued Annual Pension as of the first day of any month following his Disability, which shall be the Actuarial Equivalent of the Participant's benefit payable at his Normal Retirement Date.

  4.5 TERMINATION BENEFIT. A Participant who Terminates his employment with a vested interest in his Accrued Annual Pension shall be eligible to receive his benefit in accordance with
Section 4.1 or Section 4.3, as applicable. A Former Participant who Terminated employment on or after January 1, 1989 who met the service requirement for early retirement when he Terminated employment, may elect to receive an early retirement pension as of the first day of any month coincident with or next following attainment of age 55.

  4.6 FORM OF PAYMENTS.

      (a) SINGLE PARTICIPANTS. If a Participant or Former Participant is single on the Annuity Starting Date, the normal form of payment, unless elected otherwise within the 90 day period ending on the Annuity Starting Date, shall be a single life annuity with payments guaranteed for 120 months.

      (b) MARRIED PARTICIPANTS. If a Participant or Former Participant is married on the Annuity Starting Date, the normal form of payment, unless elected otherwise, within the 90 day period ending on the Annuity Starting Date, and with the consent of the Participant's or Former Participant's Spouse, pursuant to subsection (d), shall be a qualified joint and survivor annuity, which shall be the Actuarial Equivalent of the normal form for single Participants described in Section 4.6(a), as applicable, payable for life to the Participant or Former Participant and thereafter, for the life of the Participant's or Former Participant's Surviving Spouse in an amount equal to 50% of the amount that was payable to the Participant or Former Participant.

      (c) NOTICE AND INFORMATION TO PARTICIPANTS. The Administrative Committee shall furnish each Participant or Former Participant with the following information regarding benefits payable under the Plan in written nontechnical language:
          (1) A general description or explanation of the automatic post-retirement Spouse's benefit described in Section 4.6(b) and single life annuity benefit with payments guaranteed for 120 months described in Section 4.6(a) and notification of the Participant's or Former Participant's right to waive the right to receive his benefits in a qualified joint and survivor annuity or single life annuity with payments guaranteed for 120 months and the right to make or revoke a previous election to waive the qualified joint and survivor annuity or single life annuity with payments guaranteed for 120 months.
         (2) A general explanation of the relative financial effect on a Participant's or Former Participant's benefits of any of the foregoing elections.
         (3) Notification of the availability, upon written request of a Participant or Former Participant of an explanation of the financial effect of any of the foregoing elections upon the requesting Participant's or Former Participant's benefits under the Plan and notification that each Participant or Former Participant may make only one such request.
         (4) A general explanation of the rights of a Participant's or Former Participant's Spouse.

      The Administrative Committee shall provide a Participant or Former Participant with the information described in this Section no later than 30 days and no earlier than 90 days prior to each Participant's or Former Participant's Annuity Starting Date.
      (d) ELECTION AND REVOCATION OF SPOUSE'S ANNUITIES. A Participant or Former Participant who is entitled to receive his benefits or Spouse's benefits in the form described in Section 4.6(a) or (b) may elect to receive such benefits in any other form permitted by the Plan by giving written notification to the Administrative Committee during the election period of his intent to receive his benefits in such other form. Such election period shall be the 90 day period ending on the Annuity Starting Date.

  Any election to waive the qualified joint and survivor annuity under Section 4.6(b) shall not take effect unless the Spouse of the Participant or Former Participant consents in writing to such election and the Spouse's consent acknowledges the effect of such election and is witnessed by a notary public or a representative of the Administrative Committee. The requirements with respect to spousal consent may be waived if it is established to the satisfaction of the Administrative Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation. Any consent necessary under this provision will be irrevocable and valid only with respect to the Spouse who signs the consent.

  Any election made under this Section may be revoked by the Participant or Former Participant during the specified election period. Such revocation shall be effected by written notification to the Administrative Committee. Following such revocation, another election under this Section may be made at any time during the specified election period. A revocation of a prior waiver may be made at any time by a Participant or Former Participant without the consent of the Spouse before the Annuity Starting Date.

  Any actual or constructive election under this paragraph (d) having the effect of providing a Spouse's benefit shall automatically be revoked if the electing person ceases to have a Spouse during the election period. However, if the electing person subsequently remarries, the spousal consent requirements will automatically be reinstated at that time.

      (e) OPTIONAL FORMS. In lieu of the normal form of benefit set forth in Sections 4.6(a) and (b), a Participant or Former Participant may elect one of the optional forms of payment described below. All optional forms of payment shall be the Actuarial Equivalent of the normal form for single Participants set forth in Section 4.1, determined as of the Annuity Starting Date.

      (1) LIFE ANNUITY OPTION Guaranteed for 120 months. A Participant or Former Participant may elect to have his pension paid in the form of a straight life annuity with payments guaranteed for 120 months. Under such annuity, payments will be made monthly during the Participant's or Former Participant's lifetime in an amount equal to the Participant's or Former Participant's Normal Annual Pension or Accrued Annual Pension.
If the Participant or Former Participant should die before receiving 120 months of payments, the remaining payments shall be payable to a Beneficiary designated by such Participant or Former Participant.

      (2) LIFE ANNUITY OPTION. A Participant or Former Participant may elect to have his pension paid in the form of a straight life annuity. Under such annuity, payments will be made monthly during the Participant's or Former Participant's lifetime in an amount equal to the Participant's or Former Participant's Normal Annual Pension or Accrued Annual Pension.

      (3) ADDITIONAL OPTIONS.  A Participant or Former
Participant to whom the provisions of Article XIII apply may elect to have his Normal Annual Pension or Accrued Annual Pension paid in the forms set forth therein.

  Any election of an optional form of payment may be revoked by the Participant or Former Participant prior to the first day on which such optional form is scheduled to be paid.

  If the Surviving Spouse or other joint annuitant, whichever is applicable, dies before the first day on which an optional form is scheduled to be paid, the optional form is replaced by the normal form that would have been paid absent the election of an optional form.

  Any election of an optional form of benefit provided shall provide that any death benefit payable hereunder shall comply with the incidental death benefit requirements of Section
401(a)(9)(G) of the Code and regulations thereunder.

  4.7 DEATH PRIOR TO THE ANNUITY STARTING DATE.  If a
Participant or Former Participant dies prior to the Annuity
Starting Date, a death benefit may be payable under the circumstances described below.

      (a) On the death of a vested Participant or Former Participant who has reached his Early Retirement Date, his Spouse shall, if his Spouse has survived him and they have been married through the one-year period ending on the date of death, be entitled to receive immediately a monthly benefit equal to one-half (1/2) of the Participant's Accrued Annual Pension or Normal Annual Pension determined as of the date of his death, payable as a qualified joint and 50% survivor annuity set forth in Section 4.6(b) and reduced for early payment, as applicable, in accordance with Section 4.3.
      (b) On the death of a vested Participant or Former Participant who has not reached his Early Retirement Date, but who is entitled to a vested interest in his Accrued Annual Pension, his Spouse shall, if his Spouse has survived him and they have been married through the one-year period ending on the date of death, be entitled to receive a monthly benefit, payable on the Participant's earliest retirement date under the Plan, equal to one-half (1/2) of the Participant's Accrued Annual Pension determined as of the date of his death, payable as a qualified joint and 50% survivor annuity set forth in Section 4.6(b) and reduced for early payment, as applicable, in accordance with Section 4.3.
      (c) A Participant's or Former Participant's Surviving Spouse shall have the right to elect to defer payment of the Spouse's survivor benefit until the date the Participant would have reached his Normal Retirement Date, had he lived.

  4.8 FORM OF PENSION PAYMENTS. Payments shall be paid monthly as of the first of the month, except that the Administrative Committee shall direct that payments which would otherwise be less than $20 per month be made quarterly, semi-annually or annually.

  4.9 RESTRICTIONS AND LIMITATIONS ON DISTRIBUTIONS.
Distribution of benefits to a Participant or Former Participant must commence no later than April l of the calendar year following the calendar year in which the Participant or Former Participant attains age 70 1/2; provided, however, that distribution to a Participant or Former Participant who attained age 70 1/2 before January 1, 1988 and is not a five percent owner as defined in Section 416(i) of the Code (with respect to the Plan Year ending in the calendar year in which the Participant or Former Participant attains age 66 1/2 or any succeeding Plan Year) must commence no later than April 1 of the calendar year following the later of the calendar year in which the Participant or Former Participant attains age 70 1/2 or the calendar year in which the Participant or Former Participant retires.

  To the extent a Participant continues to accrue additional benefits, his Accrued Annual Pension shall be redetermined annually to include such additional accruals, but shall not be offset by the Actuarial Equivalent value of any payments previously made. The Annuity Starting Date of such Participant shall be deemed to occur at the date the first payment required by this Section is due to be paid. Any additional accruals after benefits commence hereunder shall be paid in accordance with the election made by the Participant pursuant to Section 4.6.

  4.10 RESTRICTIONS ON DEATH DISTRIBUTIONS. Distributions pursuant to the death of a Participant or Former Participant shall be distributed no later than December 31 of the calendar year in which occurs the fifth anniversary of the Participant's or Former Participant's death. However, if such distribution had already commenced in the form of payments over a period permitted by Section 4.5, the remaining benefits may be distributed over such period.

  The first sentence of the preceding paragraph shall not apply if either condition of (a) or (b) as set forth below are satisfied:
      (a) If the Participant's or Former Participant's designated Beneficiary is the Surviving Spouse of such Participant or Former Participant, such distribution shall not be required to begin prior to the later of (i) December 31 of the calendar year following the calendar year in which the Participant or Former Participant died, or (ii) December 31 of the calendar year in which the Participant or Former Participant would have attained age 70 1/2, and at such time may be distributed over the life of such Spouse (if the Surviving Spouse dies prior to commencement of distributions to such Spouse, then this subsection (a) shall be applied as if the Surviving Spouse were the Participant or Former Participant);
      (b) If the Participant's or Former Participant's distribution, or any portion thereof, is payable to a designated Beneficiary, such distribution or portion thereof may be distributed in accordance with regulations over the life of such designated Beneficiary if such distribution or portion thereof begins not later than December 31 of the calendar year in which occurs the first anniversary of the Participant's or Former Participant's death. For purposes of subsections (a) and (b), life expectancy shall be calculated in accordance with the provisions of Section 72 of the Code.

  Any amount payable to a child pursuant to the death of a Participant or Former Participant shall be treated as if it were payable to the Participant's or Former Participant's Surviving Spouse if such amount would become payable to the Surviving Spouse upon such child reaching majority (or other designated event permitted by regulations).

  4.11 CASH-OUT OF SMALL BENEFITS.

      (a) Notwithstanding any other provision of this Article
IV, the Actuarial Equivalent value of (i) a qualified joint and survivor annuity payable to a Participant or Former Participant who meets the requirements of Section 4.6(b) and who is fully vested or (ii) a single life annuity with payments guaranteed for 120 months payable to a Participant or Former Participant who shall be distributed to the Participant or Former Participant no later than the end of the second Plan Year after his retirement or termination if such Actuarial Equivalent value of his entire Accrued Annual Pension or Normal Annual Pension is $3,500 or less. A Participant who has a zero vested interest in his Accrued Annual Pension shall be deemed to have received a distribution of his Accrued Annual Pension immediately upon his Termination of employment.
      (b) Notwithstanding any other provision of this Article
IV, the Actuarial Equivalent value of the Spouse's death benefit payable to the Spouse of a Participant or Former Participant pursuant to Section 4.7 shall be distributed to such Spouse as soon as practicable following the Participant's or Former Participant's death if such Actuarial Equivalent value is $3,500 or less.
      (c) In the event a Former Participant who received a distribution pursuant to subsection (a), is reemployed, his prior Years of Credited Service attributable to the distribution shall be restored hereunder, but the Participant's subsequent Accrued Annual Pension or Normal Annual Pension under the Plan shall be adjusted to offset the subsequent benefit by the Actuarial Equivalent of the amount of Accrued Annual Pension attributable to the distribution.

  4.12 ROLLOVERS FROM THE PLAN. Notwithstanding any provision of the Plan to the contrary, effective January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, specified by the Distributee, in a Direct Rollover.
  4.13 PAYMENTS TO AN ALTERNATE PAYEE. Payments to an Alternate Payee pursuant to a qualified domestic relations order under
Section 414(p) of the Code shall not be made prior to the date that the Participant or Former Participant has reached or would have reached his earliest retirement date under the Plan, except for any small payments provided under Section 4.11.


                            ARTICLE V
                             VESTING

  5.1 VESTING SCHEDULE.  A Participant's right to a Normal
Annual Pension or an Accrued Annual Pension shall be fully vested and nonforfeitable if he is living and employed by the Employer or an Affiliate on his Normal Retirement Age. Prior thereto, the rights and interests of a Participant or Former Participant in and to his Accrued Annual Pension under the Plan shall become fully vested and nonforfeitable in accordance with the following schedule:

          Years of ServiceVested PercentageForfeited Percentage

          less than 5 years 0%           100%
          5 years of more 100%             0%

  5.2 FORFEITURES. Notwithstanding Section 5.1, and except as otherwise provided under the Plan, a Participant's or Former Participant's rights and interests in the Plan, shall be forfeited, if prior to full vesting under Section 5.1, he dies before Normal Retirement Date or actual retirement date, whichever is later. All forfeitures shall occur immediately upon Termination of employment and shall not be used to increase the benefits of any Participant.

  5.3 REEMPLOYMENT.
      (a)Upon the reemployment of a Participant who was vested when he Terminated employment, his Years of Service and Years of Credited Service shall be reinstated as of his date of reemployment.
      (b)Upon the reemployment of a Participant or Employee who was not vested when he Terminated employment, his Years of Service and Years of Credited Service shall be reinstated as of his date of reemployment unless the number of his consecutive One-Year Breaks in Service equals or exceeds the greater of five years or the number of his Years of Service with which he was credited prior to such consecutive One-Year Breaks in Service.

                           ARTICLE VI
                             FUNDING

  6.1 CONTRIBUTIONS BY EMPLOYER. The Employer shall contribute to the Fund on account of each Plan Year an aggregate amount, in cash or other property, determined pursuant to a funding method and actuarial assumptions, which shall be selected by the Administrative Committee, and which shall be, in the opinion of an Actuary who shall be appointed by the Administrative Committee, designed to fund the Plan's benefits on a sound actuarial basis. Such amount shall also be sufficient to satisfy the Plan's "minimum funding standard" within the meaning of the Code for that Plan Year. The Employer's contribution for each Plan Year shall be made no later than the time permitted under the Code and regulations promulgated by the Secretary of the Treasury.

  6.2 INSURANCE. The Employer may enter into a contract or contracts with an insurance company, qualified to perform services under the laws of more than one state, which shall become part of this Plan, for purposes of providing the benefits and funding the Plan.

  6.3 INVESTMENT POLICIES. The investment policies of the Plan shall be established and may be changed at any time by the Administrative Committee, which shall thereupon communicate such policies to any persons having authority to manage the Plan's assets. The Investment Manager shall have the authority to invest in any collective investment fund maintained exclusively for the investment of assets of exempt, qualified employee benefit trusts. The assets so invested shall be subject to all the provisions of the instrument establishing such collective investment fund, as amended from time to time, which is hereby incorporated herein by reference and deemed to be an integral part of the Plan and corresponding Trust.

  The Administrative Committee, whose membership is to be determined by the Board, is the named fiduciary to act on behalf of the Company in the management and control of the Plan assets and to establish and carry out a funding policy consistent with the Plan objectives and with the requirements of any applicable law. The Administrative Committee shall carry out the Company's responsibility and authority:
      (a)To appoint as such term is defined in Section 3(38) of ERISA, one or more persons to serve as Investment Manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;
      (b)To allocate the responsibilities and authority being carried out by the Administrative Committee among the members of the Administrative Committee.
      (c)To take any action appropriate to assure that the Plan assets are invested for the exclusive purpose of providing benefits to Participant and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law.
      (d)To establish any rules it deems necessary. The Administrative Committee including each member and former member to whom duties and responsibilities have been allocated, shall be indemnified and held harmless by the Employer with respect to any breach of alleged responsibilities performed or to be performed hereunder.

                           ARTICLE VII
                    AMENDMENT AND TERMINATION

  7.1 AMENDMENTS GENERALLY. The Company, by action of the Board of Directors or to the extent indicated under Section 8.2, by the Administrative Committee, reserves the right to make from time to time any amendment or amendments to this Plan or Trust Agreement that do not cause any part of the Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants or Former Participants.

  Except as may be permitted by ERISA or the Code, no amendment to the Plan shall decrease a Participant's or Former
Participant's accrued benefits or eliminate an optional form of benefit as those terms are defined in the Code.

  7.2 AMENDMETNS TO VESTING SCHEDULE. Any future amendment to the Plan which alters the vesting schedule set forth in Section
5.1 or which affects a Participant's nonforfeitable percentage in and to his rights and interests in benefits provided by Employer contributions shall be deemed to include the following terms:
      (a)The vested percentage of a Participant applicable to his Accrued Annual Pension under the Plan determined as of the later of the date such amendment is adopted or the date such amendment becomes effective shall not be reduced unless the amendment is for purposes of conforming the Plan to requirements of the Code, or any other applicable law; and
      (b)A Participant with at least three Years of Service on the later of the adoption or effective date of any amendment to the Plan may elect to have his nonforfeitable interest computed under the Plan without regard to such amendment. Such election must be made within 60 days from the later of date on which the amendment was adopted, the amendment was effective or the Participant was issued written notice of such amendment by the Administrative Committee.

  7.3 TERMINATION, DISCONTINUANCE OF CONTRIBUTIONS OR CURTAILMENT. Subject to the provisions of Title IV of ERISA, the Plan may be terminated or curtailed, or the Employer's obligation to contribute to the Fund may be discontinued, in whole or in part, at any time without the consent of any other person by action of the Board of Directors.

  7.4 DISTRIBUTIONS ON TERMINATION. In the event that the Plan is completely or partially terminated, the rights of all affected, actively employed Participants to their Accrued Annual Pensions to the date of such termination shall become fully vested and nonforfeitable only to the extent funded. The assets of the Plan available to provide benefits shall be allocated among the persons who are entitled or who may become entitled to benefits under the Plan, subject to and in the manner prescribed by the applicable provisions of Title IV of ERISA. Any other provision of the Plan to the contrary notwithstanding, if there remain any assets of the Plan after all liabilities of the Plan to Participants or Former Participants and their Beneficiaries have been satisfied or provided for, such residual assets shall thereupon be distributed to the Employer subject to and in accordance with Title IV of ERISA.

  7.5 ACTION BY COMPANY. Any action by the Company under the Plan shall be by a duly adopted resolution of the Board of Directors or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action.

                          ARTICLE VIII
                         ADMINISTRATION

  8.1 DUTIES AND RESPONSIBILITIES OF FIDUCIARIES; ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION. A Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan or the Trust. In general, the Employer, shall have the sole responsibility for making the contributions provided for under Section 6.1. The Board of Directors shall have the sole authority to appoint and remove the Trustee and the Administrative Committee and to amend or terminate, in whole or in part, this Plan or the Trust. The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. The Administrative Committee also shall have the right to appoint and remove any Investment Manager which may be provided for under the Trust and to designate investment and funding policies under which the Trustee and any Investment Manager shall act, which provisions are described in Section 6.3. Except as provided in the Trust agreement and within the scope of any funding and investment policies designated by the Administrative Committee the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust. It is intended that each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and the Trust and generally shall not be responsible for any act or failure to act of another Fiduciary. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and as a member of the Administrative Committee).

  8.2 ALLOCATION OF DUTIES AND RESPONSIBILITIES. The Administrative Committee shall be appointed by the Board of Directors and shall have the sole responsibility for actual administration of the Plan, as delegated by the Board of Directors. The Administrative Committee may also adopt amendments to the Plan, which upon advice of counsel, it deems necessary or advisable to comply with ERISA or the Code, or any other applicable law, or to facilitate the administration of the Plan. The Administrative Committee may designate persons other than their members to carry out any of its duties and responsibilities. Any duties and responsibilities thus allocated must be described in the written instrument. If any person other than an Eligible Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities thus allocated to him. All such instruments shall be attached to, and shall be made a part of, the Plan.

  8.3 ADMINISTRATION AND INTERPRETATION. Subject to the limitations of the Plan, the Administrative Committee shall have complete authority and control regarding the administration and interpretation of the Plan and the transaction of its business, and shall, from time to time, establish such rules as may be necessary or advisable in connection therewith. To the extent permitted by law, all acts and determinations of the Administrative Committee, as to any disputed question or otherwise, shall be binding and conclusive upon Participants, retired Participants, Employees, Spouses, Beneficiaries and all other persons dealing with the Plan. The Administrative Committee may deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee. All actions, decisions and interpretations of the Administrative Committee in administering the Plan shall be performed in a uniform and nondiscriminatory manner.

  8.4 EXPENSES. The Employer shall pay all expenses authorized and incurred by the Administrative Committee in the administration of the Plan except to the extent such expenses are paid from the Trust.

  8.5 CLAIMS PROCEDURE:

      (a)FILING OF CLAIM. Any Participant, Former Participant or Beneficiary under the Plan ("Claimant"), may file a written claim for a Plan benefit with the Administrative Committee or with a person named by the Administrative Committee to receive claims under the Plan.

      (b)NOTIFICATION ON DENIAL OF CLAIM. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his claim by the Administrative Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate. Such extension shall not extend to a date later than 120 days after receipt of the request for review of a claim.

      (c)RIGHT OF REVIEW. In the event of a denial or limitation of benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Administrative Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Administrative Committee provided, however, that such written request must be received by the Administrative Committee (or his delegate to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty day requirement may be waived by the Administrative Committee in appropriate cases.

      (d)DECISION ON REVIEW.
      (i)A decision shall be rendered by the Administrative Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review.
      (ii)Notwithstanding subparagraph (i), if the
Administrative Committee specifies a regularly scheduled time at least quarterly to review such appeals, a Claimant's request for review will be acted upon at the specified time immediately following the receipt of the Claimant's request unless such request is filed within 30 days preceding such time. In such instance, the decision shall be made no later than the date of the second specified time following the Administrative Committee's receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third specified time of the Administrative Committee following the receipt of such request for review and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.
      (iii)Any decision by the Administrative Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

  8.6 RECORDS AND REPORTS. The Administrative Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; and annual reports and registration with the Internal Revenue Service.

      8.7OTHER POWERS AND DUTIES. The Administrative Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:
      (a)to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;
      (b)to prescribe procedures to be followed by Participants, Former Participants or Beneficiaries filing applications for benefits;
      (c)to prepare and distribute information explaining the Plan;
      (d)to receive from the Employer and from Participants, Former Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;
      (e)to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;
      (f)to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustees;
      (g)to appoint or employ advisors including legal and actuarial counsel to render advice with regard to any responsibility of the Administrative Committee under the Plan or to assist in the administration of the Plan; and
      (h)to determine the status of qualified domestic relations orders under Section 414(p) of the Code.

  The Administrative Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

  8.8 RULES AND DECISIONS. The Administrative Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Administrative Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Administrative Committee shall be entitled to rely upon information furnished by a Participant, Former Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

  8.9 AUTHORIZATION OF BENEFIT PAYMENTS.  The Administrative
Committee shall issue proper directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

      8.10APPLICATION AND FORMS FOR BENEFITS.  The
Administrative Committee may require a Participant, Former Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Administrative Committee may rely upon all such information so furnished to it, including the Participant's, Former Participant's or Beneficiary's current mailing address.

  8.11FACILITY OF PAYMENT. Whenever, in the Administrative Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or he may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

  8.12INDEMNIFICATION. The Employer shall indemnify each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform fiduciary duties or to exercise fiduciary authority or responsibility with respect to the Plan and shall save and hold him harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him in connection with any action, suit or proceeding, resulting from his alleged or actual breach of such duties, authority or responsibility, whether by negligence, gross negligence or misconduct, to the maximum extent permitted by law, provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

  8.12RESIGNATION OR REMOVAL OF THE ADMINISTRATIVE COMMITTEE.
An Administrative Committee member may resign at any time by giving ten days' written notice to the Employer and the Trustee. The Board of Directors may remove any member of the Administrative Committee by giving written notice to him and the Trustee. Any such resignation or removal shall take effect at a date specified on such notice, or upon delivery to the Administrative Committee if no date is specified.

                           ARTICLE IX
            LIMITATIONS ON CONTRIBUTIONS AND BENEFITS

  9.1 DETERMINATION BY INTERNAL REVENUE SERVICE. Contributions to the Trust Fund are conditioned specifically upon the initial qualification of the Plan under the Code and if the Plan does not so initially qualify, such contribution or part thereof shall be returned to the Employer within one year after such denial of initial qualification.

  9.2 CONDITIONAL CONTRIBUTIONS. To the extent permitted under ERISA and the Code, all contributions to the Plan are subject to the following conditions:
      (a)All contributions made to the Plan by the Employer shall be conditioned upon the deductibility of such contributions under the Code. To the extent that any such deduction is disallowed by the Internal Revenue Service, the Employer by action of the Administrative Committee shall have the right to demand and receive the return of the related contribution to the extent disallowed within one year after the disallowance of said deduction.
      (b)If the Employer makes a contribution, or any part thereof, by mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after such contribution is made.

  9.3 TWENTY-FIVE HCE LIMITATION. Effective for Plan Years commencing on or after January 1, 1991, the annual payments made by the Plan to any individual who is one of the twenty-five (25) highest-paid Highly Compensated Employees, for any Plan Year, shall not exceed the limitations set forth in Treas. Reg. Section 1.401(a)(4)-5.

  9.4 GENERAL LIMITATION ON BENEFITS. In addition to the limitations possibly applicable by reason of Section 9.3, and any other provision of the Plan to the contrary notwithstanding, the annual benefit payable to any Participant or Former Participant shall not exceed the limitations imposed by Section 415 of the Code. The provisions of Section 415 of the Code are incorporated into this Plan by reference. If a Participant's participation in other plans maintained by the Employer or an Affiliate would result in a violation of the limitations of Section 415 of the Code, the Participant's benefit under this Plan shall be reduced to the extent necessary to satisfy Section 415 of the Code.

  9.5 SUSPENSION OF BENEFITS ON REEMPLOYMENT.
      (a)In the event that any person receiving benefits under the Plan by reason of retirement is reemployed by the Employer, the Plan shall suspend the payment of benefits as of the first day of the month following the first month in which an Eligible Employee receives payment from the Employer for at least 80 Hours of Service performed during a calendar month during such person's reemployment;
      (b)Benefits suspended hereunder shall resume as of the first day of the third month commencing after the earlier of the day the reemployed person Terminates employment with the Employer or, if such person is an Eligible Employee, receives payment from the Employer for any Hours of Service performed for fewer than 80 Hours of Service during a calendar month in such reemployed status;
      (c)Any person whose benefits are suspended under this Section shall be entitled to receive a pension on subsequent retirement or Termination that is not less than the pension received as of the date of suspension hereunder. The person's resumed pension shall be determined on the basis of the Participant's Compensation and Years of Credited Service before the suspension hereunder and Compensation and Years of Credited Service after his reemployment, reduced however, by the value of any pension benefits paid to him previously either (i) prior to his Normal Retirement Date; or (ii) while reemployed by the Employer under circumstances in which his benefits should have been suspended under paragraph (a), but were not.
      (d)Any Participant whose benefits are suspended pursuant to the foregoing shall be notified in writing of the suspension by personal delivery or first class mail during the first calendar month or payroll period in which benefits are suspended.
      (e)The Annuity Starting Date with respect to a Participant who is reemployed after commencement of his benefits at Normal Retirement Date, shall be the date his benefits originally commenced for benefits accrued before and after the suspension.
      (f)The Annuity Starting Date with respect to a Participant who is reemployed after commencement of his benefits at Early Retirement Date shall be:
      (1)the date his benefits originally commenced with respect to the benefits accrued prior to the suspension; and
      (2)with respect to the benefits he accrued after his reemployment (if any), and the suspension of his original benefit payments hereunder, the date such subsequent accruals commence to be paid. The provisions of Section 4.6(d) of the Plan shall apply to such subsequent accruals as a second Annuity Starting Date.
                            ARTICLE X
           MERGER, TRANSFER OR CONSOLIDATION OF PLANS

  10.1PLAN ASSETS. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and unless a duly adopted resolution of the Board of Directors authorizes such merger, consolidation or transfer of assets.

                           ARTICLE XI
                          MISCELLANEOUS

  11.1MANDATORY COMMENCEMENT OF BENEFITS. Notwithstanding any provision of this Plan to the contrary, payment of benefits under this Plan shall commence upon the written election of a Participant or Former Participant not later than sixty days after the close of the Plan Year in which the latest of the following events occurs: (a) the Participant attains Normal Retirement Date; (b) the tenth anniversary of the Plan Year in which the Participant commenced participation in the Plan; or (c) the Termination of the Participant's service with the Employer.

  11.2NONGUARANTEE OF EMPLOYMENT.  Nothing contained in this
Plan shall be construed as a contract of employment between the Employer and any Eligible Employee, or as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Eligible Employees with or without cause.

  11.3RIGHTS TO FUND ASSETS.  No Eligible Employee or
Beneficiary shall have any right to, or interest in, any assets of the Fund upon Termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Eligible Employee out of the assets of the Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Fund.

  11.4NONALIENATION OF BENEFITS. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumber, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Eligible Employee prior to actually being received by the person entitled to the benefit under the terms of the Plan, except as required under a qualified domestic relations order as defined in Section 414(p) of the Code. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

  11.5INABILITY TO LOCATE PAYEE. Each person entitled to receive benefits under the Plan shall be responsible for informing the Administrative Committee of his mailing address for purposes of receiving such benefits. If the Administrative Committee is unable to locate any person entitled to receive benefits under the Plan, such benefits shall not be forfeited but shall be carried as a contingent liability of the Plan and shall be payable when a proven and legitimate claim therefor has been submitted to the Administrative Committee.
  11.6APPLICABLE LAW. This Plan shall be construed, interpreted, administered and enforced in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent superseded, only when required, by ERISA as in effect from time to time.

                           ARTICLE XII
                DETERMINATION OF TOP-HEAVY STATUS

  12.1GENERAL. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year, in which the Plan is a Top-Heavy Plan or Super Top-Heavy Plan, as defined below, the provisions of this Article 12 shall apply, but only to the extent required by Section 416 of the Code and the regulations thereunder.

  12.2TOP-HEAVY PLAN. This Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group if as of the Determination Date for such Plan Year, the sum of the Cumulative Accrued Benefits and Cumulative Accounts of Key Eligible Employees for the Plan Year exceeds 60% of the aggregate of all the Cumulative Accounts and Cumulative Accrued Benefits. The Cumulative Accrued Benefits and Cumulative Accounts of those Participants who have not performed any service for the Employer during the five year period ending on the Determination Date, shall be disregarded.
      (a)If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.
      (b)If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

  12.3SUPER TOP-HEAVY PLAN.  This Plan shall be a Super
Top-Heavy Plan if it would be a Top-Heavy Plan under Section
12.2, but substituting 90% for 60%.

  12.4CUMULATIVE ACCRUED BENEFITS AND CUMULATIVE ACCOUNTS. The determination of the Cumulative Accrued Benefits and Cumulative
Accounts under the Plan shall be made in accordance with Section
416 of the Code and the regulations thereunder.

  12.5DEFINITIONS.
      (a)"Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group.
      (b)"Determination Date" means with respect to any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day of such Plan Year or such other date as permitted by the Secretary of the Treasury or his delegate.
      (c)"Group Employer" means the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which the Employer is a part.
      (d)"Key Eligible Employee" means those individuals described in Section 416(i)(1) of the Code and the regulations thereunder.
      (e)"Non-Key Eligible Employee" means those Eligible Employees who are not Key Eligible Employees and includes a former Key Eligible Employee.
      (f)"Permissive Aggregation Group" means a Required Aggregation Group plus any other plans selected by the Company provided that all such plans when considered together satisfy the requirements of Section 401(a)(4) and 410 of the Code.
      (g)"Required Aggregation Group" means each plan of the Employer in which a Key Eligible Employee participates (in the Plan Year containing the Determination Date or any of the four preceding Plan Years) and each other plan which enables any plan in which a Key Eligible Employee participates during the period tested to meet the requirements of Section 401(a)(4) or 410 of the Code. All employers aggregated under Section 414(b), (c) or
(m) of the Code are considered a single employer. The Required Aggregation Group shall include any terminated plan that covered a Key Eligible Employee and was maintained within the five year period ending on the Determination Date.
      (h)"Valuation Date" means the annual date on which Plan assets must be valued for purposes of determining the Plan's assets and liabilities and the value of account balances maintained under any defined contribution plan of the Employer. The valuation date for purposes of the preceding sentence shall be the same valuation date for computing Plan costs for minimum funding.

  12.6MINIMUM ANNUAL RETIREMENT BENEFIT.
      (a)Each Participant who is a Non-Key Eligible Employee will receive the greater of his Accrued Annual Pension as defined in Section 2.1 or a Minimum Annual Retirement Benefit (expressed as a life annuity commencing at Normal Retirement Date) equal to two percent of the Participant's average compensation (as determined under any permissible definitions under Section 415 of the Code and the regulations thereunder) for the five consecutive years for which the Participant had the highest aggregate compensation multiplied by the Participant's Years of Credited Service with the Employer, up to a maximum of 20%.
      (b)For purposes of this Section 12.6, Years of Credited Service shall not include service if the Plan were not a Top-Heavy Plan for any Plan Year ending in such period of Years of Credited Service or Years of Credited Service completed in a Plan Year commencing before January 1, 1984. For purposes of this Section 12.6, compensation in years prior to January 1, 1984 and compensation in years after the close of the last Plan Year in which the Plan is Top-Heavy shall be disregarded.
      (c)A Minimum Annual Retirement Benefit shall not be provided under this Section 12.6 to the extent that the Participant is covered under any other plan or plans of the Group Employer and the Group Employer has provided that the minimum benefit requirements applicable to this Plan will be met by the other plan or plans.
      (d)A Participant who is a Non-Key Eligible Employee shall not fail to accrue a Minimum Annual Retirement Benefit because of
(i) his level of Compensation or (ii) a failure to make mandatory Eligible Employee contributions.

  12.7VESTING. A Participant who is credited with one Hour of Service in any Plan Year during which the Plan is Top-Heavy or Super Top-Heavy shall have a nonforfeitable interest in that portion of his Normal Annual Pension, Accrued Annual Pension or Minimum Annual Retirement Benefit attributable to participation during the Plan Year in which the Plan is Top-Heavy or Super Top-Heavy and all prior Plan Years in accordance with the following schedule:

         Years of Service       Nonforfeitable Percentage

           less than 2 years               0
           2 but less than 3             20%
           3 but less than 4             40%
           4 but less than 5             60%
           5 or more                    100%

If the Plan ceases to be Top-Heavy in any Plan Year, the vesting provisions of Section 5.1 determined without regard to this
Section 12.7, shall apply with respect to subsequent Plan Years, subject to Section 7.2(b).

    12.8 DEFINED BENEFIT AND DEFINED CONTRIBUTION PLANS. For each Plan Year in which the Plan is Super Top-Heavy or for each Plan Year in which the Plan is Top-Heavy and the additional minimum benefits or contributions required by Section 416(h) of the Code are not provided, the dollar limitations in the denominator of the defined benefit plan fraction and defined contribution plan fraction as defined in Section 415(e) of the Code shall be multiplied by 100 percent rather than 125 percent. If the application of the provisions of this Section 12.8 would cause any Participant to exceed 1.0 for any Limitation Year as set forth in Section 9.4, then the application of this Section
12.8 shall be suspended as to such Participant until such time as he no longer exceeds 1.0. During the period of such suspension, there shall be no accruals for such Participant under this Plan and no Group Employer contributions, forfeitures or voluntary nondeductible contributions allocated to such Participant under any defined contribution plan of the Group Employer.

                       ARTICLE XIII
                   ERISA TRANSITION PROVISIONS

    13.1 SCOPE AND PURPOSE. The provisions of this Article XIII shall apply only to those Participants or Former Participants who were Participants on December 14, 1976 and Employees on December 15, 1976. The purpose of this Article XIII is to preserve for those Participants or Former Participants certain of the provisions of the Plan as in effect before December 15, 1976.

    13.2 CALCULATION OF BENEFIT. With respect to a Participant or Former Participant covered by this Section 13.2, the Participant's or Former Participant's monthly benefit at his Normal Retirement Date under the Plan shall be the greater of (i) the Participant's or Former Participant's benefit calculated under Section 4.1 or (ii) one-twelfth of the product of (A) and
(B), but not in excess of $625, where (A) equals 45% of the Participant's or Former Participant's "Basic Salary" on December 15, 1975 and (B) equals a fraction, the numerator of which is the Participant's or Former Participant's total number of "Years of Participation" at December 14, 1976 and the denominator of which is the total number of "Years of Participation" with which he would have been credited if he separated from service on the "Anniversary Date" nearest his 65th birthday, all as defined under the terms of the Plan as in effect on December 14, 1976. Such amount is set forth in Schedule A, Column 1.

    13.3 FORM OF PAYMENT OF NORMAL, LATE, EARLY AND DISABILITY BENEFIT. In addition to the forms of settlement provided under
Section 4.6(e), a Participant or Former Participant covered under this Article XIII, shall be entitled to elect in writing on forms provided by the Administrative Committee payment of the "value of the accrued benefit" (as determined under Section 13.7) to which he is entitled under Schedule A, Column 2, increased by interest at the rate of 5% per annum from December 14, 1976 to the date of determination, counting only completed months, in a lump sum upon Normal, Late, Early or Disability Retirement in accordance with the provisions of Sections 4.1, 4.2, 4.3 or 4.4. In the event a Participant or Former Participant elects payment of some or all of the amount of the "value of the accrued benefit" to which he is entitled under Schedule A, Column 2, increased by interest as described in the preceding sentence, in a lump sum, the "actuarial value" (as determined under Section 13.7) of the benefit to which he is otherwise entitled under Article IV shall be reduced by the amount of such payment and the "remaining value", if any, will be paid in a form provided by Section 4.6(e) of the Plan. However, any Participant or Former Participant covered under this Article XIII, the value of whose benefit under Schedule A, Column 2, without increase, is $20,000 or more, alternatively may elect in writing, on forms provided by the Administrative Committee, payment of the value of the entire benefit to which he is entitled under the Plan in an "actuarially equivalent" (as determined under Section 13.6) lump sum upon Normal, Late, Early or Disability Retirement in accordance with the provisions of Section 4.6.

    Notwithstanding the foregoing, effective January 1, 1989, any Participant covered under this Section 13, who is a Highly Compensated Employee, determined as of any date, and the value of whose benefit under Schedule A, Column 2, without increase, is $20,000 or more, alternatively may elect in writing, on forms provided by the Administrative Committee payment of (i) the value of the benefit which he had accrued as of December 31, 1988 under the Plan in an actuarially equivalent lump sum (as determined under Section 13.7) upon Normal, Late, Early or Disability Retirement in accordance with the provisions of Section 4.1, 4.2,
4.3 or 4.4; and (ii) the remainder of his Accrued Annual Pension, which he had accrued after December 31, 1988, paid to him in one of the forms provided for under Section 4.6 of the Plan.

    13.4 PAYMENT OF VESTED BENEFITS. Any Participant or Former Participant covered under this Article XIII who terminates employment with the Employer and all Affiliates with a nonforfeitable benefit under Section 5.1 may elect in writing on forms provided by the Administrative Committee to receive the value of his benefit under Schedule A, Column 2, increased by interest at the rate of 5% per annum from December 14, 1976 to the date of determination, counting only completed months, in a lump sum. The "remaining value" of his benefit, if any, shall be paid in accordance with Section 4.6(e). Any such Participant or Former Participant, the value of whose accrued benefit under Schedule A, Column 2, without increase, is $20,000 or more, alternatively may elect in writing, on forms provided by the Administrative Committee, payment of the value of the entire benefit to which he is entitled under the Plan in an "actuarially equivalent" lump sum. If a Participant or Former Participant who receives a distribution hereunder returns to service covered by the Plan, his prior service shall be restored for purposes of benefit accrual if he contributes to the Trust Fund in cash the amount of the distribution he received, together with interest thereon at the rate set forth in Section 411(c)(2)(C) of the Code per annum, compounded annually, before suffering five consecutive Breaks in Service or five years following the date he is reemployed by the Employer, if earlier. If the Participant or Former Participant does not make such a contribution as provided above, his Accrued Annual Pension upon subsequent termination of service shall be based on accruals arising from and after his return to service under the terms of the Plan plus any "remaining value" of his benefit at the date of his previous termination of service not paid hereunder upon his previous termination of service.

    Notwithstanding the foregoing, effective January 1, 1989, any Participant covered under this Section 13, who is a Highly Compensated Employee, determined as of any date, and the value of whose benefit under Schedule A, Column 2, without increase, is $20,000 or more, alternatively may elect in writing, on forms provided by the Administrative Committee, payment of (i) the value of the benefit which he had accrued as of December 31, 1988 under the Plan in an actuarial equivalent lump sum (as determined under Section 13.7) upon his Termination of employment in accordance with the provisions of Section 4.5; and (ii) the remainder of his Accrued Annual Pension, which he had accrued after December 31, 1988, paid to him in one of the forms provided for under Section 4.6 of the Plan.

    13.5 DEATH BENEFITS. The Beneficiary of any Participant or Former Participant covered under this Article XIII who attained his Normal Retirement Date, as defined under the terms of the Plan as in effect on December 14, 1976, on or before December 14, 1976, and dies on or after December 15, 1976, but prior to the earlier of the date (i) benefit payments to him commence or (ii) an annuity contract is purchased to provide his retirement benefit, shall be entitled to receive a death benefit equal to the "actuarial value" at the time of death of such Participant's or Former Participant's accrued benefit under Schedule A, Column
2. The benefit will be paid in the mode of distribution designated by the Participant or Former Participant in writing; provided, however, if the Participant's or Former Participant's designated Beneficiary should die on or before the commencement of distribution of benefits or the Participant or Former Participant fails to designate the mode of distribution, the mode of distribution shall be determined by the Administrative Committee after consultation with the Participant's or Former Participant's Beneficiary. Notwithstanding the foregoing, if the Participant or Former Participant is married, the Participant's or Former Participant's Spouse shall be the Beneficiary unless the Spouse waives the right to be the Beneficiary in writing witnessed by a notary public or a member of the Administrative Committee in accordance with the rules established by the Administrative Committee.

    Notwithstanding the foregoing, effective January 1, 1989, any Participant covered under this Section 13, who is a Highly Compensated Employee, determined as of any date, and the value of whose benefit under Schedule A, Column 2, without increase, is $20,000 or more, alternatively may elect in writing, on forms provided by the Administrative Committee, payment of (i) the value of the benefit which he had accrued as of December 31, 1988 under the Plan in an actuarial equivalent lump sum (as determined under Section 13.7) upon his death paid to his Beneficiary; and
(ii) the remainder of his Accrued Annual Pension, which he had accrued after December 31, 1988, paid to his Beneficiary in the form provided for under Section 4.7 of the Plan.

    13.6  TRANSFER OF BENEFIT.
              (i) Any Participant or Former Participant (A) who has reached his Normal Retirement Date on or before December 15, 1976, (B) whose benefit is calculated under the Plan as effective prior to December 15, 1976 and (C) whose benefit payments have not started prior to October 9, 1979, shall be entitled to elect irrevocably in writing as hereinafter provided that the Administrative Committee transfer the amount of his accrued benefit to be held as a separate bookkeeping account under the terms of the Trust Agreement. The election may be made effective as of the January 1st or July 1st next following the delivery of a written request to the Administrative Committee at least 30 days before such date.
              (ii)  In addition to the forms of settlement
provided under Section 4.6, a Participant or Former Participant covered under this Section 13.5, shall be entitled to elect in writing on forms provided by the Administrative Committee one of the following settlement options:
                    (A)  approximately equal monthly, quarterly
or annual installments as elected by the Participant or Former Participant over a period not exceeding the life expectancy of the Participant or Former Participant or the joint life expectancy of the Participant or Former Participant and his designated Beneficiary with the remainder of such installments, if any, after the Participant's or Former Participant's death payable to his designated beneficiary or Beneficiaries; or
                    (B)  a lump sum; or
                    (C)  any combination of the above.
          Notwithstanding the foregoing, the Participant or Former Participant must elect under this Section 13.5(ii) or 4.6(e) a method of settlement under which the present value of the installments to be paid to the Participant or Former Participant over his projected life span is more than 50% of the present value of the installments payable to both the Participant or Former Participant and his Beneficiary or Beneficiaries.
              (iii) The Beneficiary of any Participant or Former Participant eligible to make the election under Section 13.6(i) who is to receive death benefits under Section 13.5, may subject to the approval of the Administrative Committee, request that the value of the death benefit be held as a separate bookkeeping account under the terms of the Trust Agreement, with distribution to be made in the mode provided for under Section 13.5.

    13.7 ACTUARIAL EQUIVALENCY. With respect to Article XIII, when referring to amounts developed under Article IV, "actuarial value", "remaining value", "actuarial equivalent" and "value of the accrued benefit" shall be determined using GAM71 Male mortality table and interest at the rate of 5.5% per annum. However, the value so determined for any Participant or Former Participant to whom this Article XIII applies shall not be less than the actuarial value of the accrued benefit for that Participant or Former Participant as of July 31, 1983, determined using the GAM71 Male and Female (as appropriate) mortality table and interest at the rate of 5.5% per annum. When referring to amounts developed from Schedule A, Column 2, the amount of accrued benefits and actuarial equivalents shall be determined as described, using interest at the rate of 5% per annum.